Exhibit 3.1

AMENDED AND RESTATED

BYLAWS

OF GLASSBRIDGE ENTERPRISES, INC.

Effective as of September 25, 2020

- - -

ARTICLE I

SEAL

Section 1. The corporate seal shall have inscribed thereon the name of GlassBridge Enterprises, Inc. (the “Corporation”), the year of its organization, and shall be in such form as may be approved from time to time by the Board of Directors. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or otherwise reproduced.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. All meetings of the stockholders shall be held at such date, time, and place either within or without the State of Delaware as may be designated by the Board of Directors from time to time in the notice of the meeting. An annual meeting shall be held for the election of directors, and any other proper business may be transacted thereat.

Section 2. The holders of a majority of each class of stock issued and outstanding, and entitled to vote thereat, present in person, or represent-ed by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law, by the Restated Certificate of Incorporation, or by these Bylaws. For purposes of the foregoing, two or more classes or series of stock shall be considered a single class if the holders thereof are entitled to vote together as a single class at the meeting. In the absence of a quorum the Chairman of the meeting may, or the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided by Section 3 of Article II of these Bylaws until a quorum shall attend.

Section 3. Any meeting of stockholders, annual or special, may be adjourned by the Chairman of the meeting or by a majority vote of the stockholders present, whether or not a quorum, and reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 4. At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by such stockholder and bearing a date not more than three (3) years prior to said meeting, unless said instrument provides for a longer period. Unless otherwise provided in the Restated Certificate of Incorporation or as otherwise determined by the Board of Directors pursuant to the powers conferred by the Restated Certificate of Incorporation, each stockholder shall have one vote for each share of stock having voting power registered in his or her name on the books of the Corporation.

Section 5. Written notice of the annual meeting which shall state the place, date, and hour of the meeting shall be mailed to each stockholder entitled to vote thereat at such address as appears on the stock book of the Corporation, or sent by electronic delivery in accordance with the rules promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) at least ten (10) days prior to the meeting and not more than sixty (60) days prior to the meeting.

Section 6. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), including proposals specified therein pursuant to Rule 14a-8 under the Exchange Act or any successor rule (“Rule 14a-8”), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.

In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, other than in accordance with Rule 14-a-8, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received before the later (a) of the close of business on the twenty-first (21st) day following the day on which such notice of the date of the annual meeting was mailed or the day on which public disclosure of the date of the annual meeting was made, whichever first occurs and (b) the close of business on the day which is ninety (90) days prior to the date of the annual meeting.

To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series (if any) and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section shall be deemed to preclude discussion by any stockholder of any such business. If the Chairman of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

Section 7. A complete list of the stockholders entitled to vote at each meeting of stockholders, arranged in alphabetical order, with the record address of each, and the number of voting shares held by each, shall be prepared by the Secretary and made available for examination by any stockholder either (i) on a reasonably accessible electronic network, provided that information required to gain access is provided with the notice of the meeting or (ii) during ordinary business hours at the Corporation’s principal place of business, at least ten (10) days before every meeting, and shall at all times during said meeting continue to be open to the examination of any stockholder.

Section 8. Special meetings of the stockholders may be called for any purpose or purposes by the Chairman of the Board, and shall be called by the Secretary at the request in writing of the Chairman of the Board or of a majority of the Board of Directors. Business transacted at all special meetings shall be confined to the objects stated in the notice of the meeting.

Section 9. Written notice of a special meeting of stockholders, stating the time and place and object thereof, shall be mailed postage prepaid, at least ten (10) days before such meeting, to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation or sent by electronic delivery in accordance with the rules promulgated under the Exchange Act.

Section 10. The Board of Directors shall appoint two persons as inspectors of election, to serve for one year or until their successors are chosen. The inspectors shall act at meetings of stockholders on elections of Directors and on all other matters voted upon by ballot.

If at the time of any meeting inspectors have not been appointed or if none, or only one, of the inspectors is present and willing to act, the Chairman of the Board shall appoint the required number of inspectors so that two inspectors shall be present and acting.

ARTICLE III

DIRECTORS

Section 1. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Restated Certificate of Incorporation.

Section 2. Except as otherwise fixed by or pursuant to the provisions of Article FOURTH of the Restated Certificate of Incorporation (as it may be duly amended from time to time) relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect, by separate class vote, additional directors, the number of directors of the Corporation shall be the number fixed from time to time by the affirmative vote of a majority of the total number of directors which the Corporation would have, prior to any increase or decrease, if there were no vacancies. Each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Nominating and Governance Committee will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board of Directors’ decision. The persons elected as directors shall be directors for the term prescribed by Article TENTH of the Restated Certificate of Incorporation or until their successors shall be elected and qualified.

Section 3. Newly created directorships resulting from an increase in the number of directors of the Corporation and vacancies occurring in the Board of Directors resulting from death, resignation, retirement, removal, or any other reason shall be filled by the affirmative vote of a majority of the directors, although less than a quorum, then remaining in office and elected by the holders of the capital stock of the Corporation entitled to vote generally in the election of directors or, in the event that there is only one such director, by such sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified.

Section 4. Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation, except as may be otherwise provided in the Restated Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders at which directors are to be elected pursuant to the notice of such meeting, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event of a special meeting at which directors are to be elected pursuant to the notice of such meeting, or in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received before the later of (a) the close of business on the twenty-first (21st) day following the day on which such notice of the date of the annual or special meeting was mailed or the day on which public disclosure of the date of the annual or special meeting was made, whichever first occurs and (b) the close of business on the day which is ninety (90) days prior to the date of the annual or special meeting.

To be in proper written form, a stockholder’s notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series (if any) and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section. If the Chairman of the annual meeting, or, if applicable, special meeting, determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 5. In addition to the powers and authorities by these Bylaws expressly conferred upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Restated Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

ARTICLE IV

COMMITTEES OF DIRECTORS

Section 1. The Board of Directors may by resolution or resolutions passed by a majority of the whole Board, designate an Executive Committee and one or more committees, each committee to consist of one (1) or more Directors of the Corporation, which, to the extent provided in said resolution or resolutions or in these Bylaws, or unless otherwise prescribed by statute, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board.

Section 2. The committees of the Board of Directors shall keep regular minutes of their proceedings and report the same to the Board when required. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any absent or disqualified member.

ARTICLE V

COMPENSATION OF DIRECTORS

Section 1. The compensation of the Directors of the Corporation shall be fixed by resolution of the Board of Directors.

ARTICLE VI

MEETINGS OF THE BOARD

Section 1. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

Section 2. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, if any, or by any two directors. Reasonable notice thereof shall be given by the persons or persons calling the meeting.

Section 3. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.

Section 4. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 5. Unless otherwise restricted by the Restated Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 6. At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum for the transaction of business, and the vote of a majority of the Directors present at any meeting at which there is a quorum, shall be the act of the Board, except as may be otherwise specifically provided by statute or by the Restated Certificate of Incorporation or by these Bylaws. In case at any meeting of the Board a quorum shall not be present, the members of the Board present may adjourn the meeting from time to time until a quorum shall attend.

ARTICLE VII

OFFICERS

Section 1. The officers of the Corporation shall be elected by the Board of Directors at its annual meeting, or if the case requires, at any other regular or special meeting with such titles and duties as the Board shall deem desirable. The same person may hold any number of offices at the same time.

Section 2. The Board of Directors may appoint such other officers and agents as it shall deem desirable with such further designations and titles as it considers desirable, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 3. The compensation of the officers of the Corporation shall be fixed by or under the direction of the Board of Directors.

Section 4. Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of stockholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Board or to the Chairman or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein, no acceptance of such resignation shall be necessary to make it effective. The Board may remove any officer with or without cause at any time. Any such removal shall be with-out prejudice to the contractual rights of such officer, if any, with the Corporation, but the election of an officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Corporation by death, resignation, removal, or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 5. The officers of the Corporation shall have such powers and duties in the management of the Corporation as shall be stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws, and, to the extent so stated, as generally pertain to their respective offices, subject to the control of the Board. The Board may require any officer, agent, or employee to give security for the faithful performance of his or her duties.

ARTICLE VIII

CERTIFICATES OF STOCK

Section 1. The Corporation’s shares of stock shall be represented by certificates, provided that the Board of Directors may, subject to the limits imposed by law, provide by resolution or resolutions that some or all of any or all classes or series shall be uncertificated shares. Shares of stock represented by certificates shall be in such form as shall be approved by the Board of Directors and shall be numbered and shall be entered in the books of the Corporation as they are issued. Certificates of stock shall exhibit the holder’s name and number of shares and shall be signed by the Chairman of the Board, the Chief Executive Officer, or a vice president, and the Treasurer or an assistant treasurer, or the Secretary or an assistant secretary. The Board of Directors may adopt the facsimile signature of any such officer as his or her signature and give to such facsimile the same force and effect as though it were written on the certificates of stock by such officer, and upon appointment of a Transfer Agent and Registrar any certificate bearing such facsimile signature when certified and registered by such Transfer Agent and Registrar shall be deemed duly signed, and unless and until changed by the Board, certificates in the form so adopted may be issued and delivered whether the said officer so signing and to be taken as so signing the same continue to be such officers or whether because of death, resignation, or otherwise they, or either of them, cease to be such officers.

ARTICLE IX

LOST, STOLEN, OR DESTROYED STOCK CERTIFICATES

Section 1. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen, or destroyed, and the Corporation may require the owner of the lost, stolen, or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

ARTICLE X

FISCAL YEAR

Section 1. The fiscal year shall begin on the first day of January in each year.

ARTICLE XI

NOTICES

Section 1. Whenever under the provisions of these Bylaws notice is required to be given to any Director, officer, or stockholder, it shall not be construed to mean personal notice, but such notice may be given by any means or instrumentality reasonably designed for such purpose and permitted by law.

Section 2. Whenever notice is required to be given by law or under any provision of the Restated Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice unless so required by the Restated Certificate of Incorporation or these Bylaws.

ARTICLE XII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. The Corporation shall indemnify, to the full extent authorized or permitted by law, any person made or threatened to be made a party, witness or participant in or to any action, suit, or proceeding, whether criminal, civil, administrative, or investigative, by reason of the fact that such person or such per-son’s testator or intestate is or was a Director, officer, or employee of the Corporation or serves or served at the request of the Corporation any other enterprise as a director, officer, or employee.

Expenses incurred by any such person in defending any such action, suit, or proceeding or as a witness or participant shall be paid or reimbursed by the Corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation. The rights provided to any person by this Section shall be enforceable against the Corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, officer, or employee. No amendment of this Section shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment.

For purposes of this Section, the term “Corporation” shall include any predecessor of the Corporation and any constituent corporation (including any constituent of a constituent) absorbed by the Corporation in a consolidation or merger; the term “other enterprise” shall include any corporation, partnership, joint venture, trust, or employee benefit plan; service “at the request of the Corporation” shall include service as a Director, officer, or employee of the Corporation which imposes duties on, or involves services by, such Director, officer, or employee with respect to an employee benefit plan, its participant or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interest of the Corporation.

Section 2. The indemnification provided by these Bylaws shall not be deemed exclusive of any other rights to which those indemnified may be entitled by any Bylaw, agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

Section 3. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of these Bylaws.

ARTICLE XIII

INTERESTED DIRECTORS

Section 1. No contract or transaction between the Corporation and one or more of its Directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its Directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for such purpose, if: (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

ARTICLE XIV

FORM OF RECORDS

Section 1. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE XV

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Corporation’s Certificate of Incorporation or Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

ARTICLE XVI

AMENDMENTS

Section 1. Subject to any limitations imposed by the Restated Certificate of Incorporation, the Board of Directors shall have power to adopt, amend, or repeal these Bylaws. Any Bylaws made by the directors under the powers conferred by the Restated Certificate of Incorporation may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing and any other provisions of the Restated Certificate of Incorporation or these Bylaws (and notwithstanding that a lesser percentage may be specified by law), no provisions of these Bylaws shall be adopted, amended or repealed by the stockholders without an affirmative vote of the holders of not less than eighty percent (80%) of the voting power of all of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purposes of this Section as a single class.